Dropbox Announces Fourth Quarter and Fiscal 2025 Results

Fourth Quarter GAAP Operating Margin of 25.5% and Non-GAAP Operating Margin of 38.2%
Net Cash Provided by Operating Activities of $235.4 Million and Unlevered Free Cash Flow of $250.5 Million
Revenue of $636.2 Million, down 1.1% year-over-year; excluding FormSwift, up 0.4% year-over-year

Fiscal 2025 GAAP Operating Margin of 27.3% and Non-GAAP Operating Margin of 40.6%
Net Cash Provided by Operating Activities of $951.8 Million and Unlevered Free Cash flow of $1.016 Billion
Revenue of $2.521 Billion, down 1.1% year-over-year; excluding FormSwift, up 0.2% year-over-year

SAN FRANCISCO, Calif. - February 19, 2026 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.

“We closed out 2025 on a strong note, exceeding the high end of our revenue and operating margin guidance and demonstrating our continued operating discipline,” said Drew Houston, Dropbox Co-Founder and Chief Executive Officer. “Last year, we began reshaping how we invest in and evolve the business, and we’re starting to see results. We’re strengthening our core FSS foundation while accelerating Dash—both as a standalone product and embedded across the core Dropbox experience. In 2026, we’ll build on this momentum by driving engagement and adoption of Dash and investing in future growth.”

Fourth Quarter Fiscal 2025 Results Compared to Fourth Quarter 2024

•Total revenue was $636.2 million, down 1.1%. Excluding FormSwift, which we significantly reduced our investment in at the beginning of 2025 and plan to wind down operations by the end of 2026, revenue grew 0.4%. On a constant currency basis, revenue decreased by 1.6%.(1)

•Total ARR was $2.526 billion, a decrease of 1.9%. Excluding FormSwift, Total ARR was $2.504 billion, a decrease of 0.3%. On a constant currency basis, Total ARR decreased by 1.7%.(2)

•Paying users totaled 18.08 million, as compared to 18.22 million. Average revenue per paying user was $139.68, as compared to $140.06.

•GAAP gross margin was 79.2%, as compared to 81.2%. Non-GAAP gross margin was 80.8%, as compared to 83.1%. The decrease in gross margin is due to increased depreciation resulting from the Company's datacenter refresh cycle.

•GAAP operating margin was 25.5%, as compared to 13.7%, partially due to $47.2 million in expenses related to the Company's reduction in workforce, such as severance, benefits and other related items, which were incurred in the fourth quarter of 2024. Non-GAAP operating margin was 38.2%, as compared to 36.9%.

•GAAP net income was $108.7 million, as compared to $102.8 million. Non-GAAP net income was $173.9 million, as compared to $222.6 million. The decrease is primarily due to an increase in the tax provision as well as interest expense related to our term loan facility entered into in the fourth quarter of 2024.

•Net cash provided by operating activities was $235.4 million, as compared to $213.8 million. Unlevered free cash flow was $250.5 million, as compared to $210.5 million. Cash flows in the fourth quarter of 2024 included $52.1 million of payments relating to the reduction in workforce including the pro rata amount of the fiscal year 2024 annual employee bonus.

•GAAP diluted net income per share attributable to common stockholders was $0.43, as compared to $0.34. Non-GAAP diluted net income per share attributable to common stockholders was $0.68, as compared to $0.73.(3)

•Cash, cash equivalents and short-term investments ended at $1.038 billion.

•During the quarter, the Company repurchased approximately 14.4 million shares for $414.6 million.

Full Year Fiscal 2025 Results Compared to Full Year 2024

•Total revenue was $2.521 billion, down 1.1%. Excluding FormSwift, revenue grew 0.2%. On a constant currency basis, revenue decreased by 1.2%.(1)

•Average revenue per paying user was $138.91, as compared to $140.23.

•GAAP gross margin was 80.1%, as compared to 82.5%. Non-GAAP gross margin was 81.8%, as compared to 84.0%. Effective January 1, 2024, the Company changed the estimate of the useful lives of certain infrastructure server and component assets from four to five years which resulted in a $30.5 million benefit in depreciation expense in 2024.

•GAAP operating margin was 27.3%, as compared to 19.1%. Non-GAAP operating margin was 40.6%, as compared to 36.4%.

•GAAP net income was $508.4 million, as compared to $452.3 million. Non-GAAP net income was $775.4 million, as compared to $803.8 million.

•Net cash provided by operating activities was $951.8 million, as compared to $894.1 million. Unlevered free cash flow was $1.016 billion, as compared to $871.6 million.

•GAAP diluted net income per share attributable to common stockholders was $1.86, as compared to $1.40. Non-GAAP diluted net income per share attributable to common stockholders was $2.84, as compared to $2.49.(4)

•In the fiscal year ended December 31, 2025, the Company repurchased approximately 60.4 million shares for $1.7 billion.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period exchange rate to prior period results.

(3) GAAP and Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 254.2 million and 306.8 million diluted weighted-average shares outstanding of common stock for the three months ended December 31, 2025 and 2024, respectively.

(4) GAAP and Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 272.8 million and 323.4 million diluted weighted-average shares outstanding of common stock for the fiscal years ended December 31, 2025 and 2024, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its fourth quarter and full year financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by using the web link at http://investors.dropbox.com.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding the performance of our Core FSS business as well as new product initiatives and adoption by current and new customers. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, annual recurring revenue, average revenue per user, free cash flow, and the assumptions underlying such trends; (vi) our ability to achieve or maintain profitability; (vii) our ability to prevent security breaches and our liability or other potential legal, regulatory, or reputational consequences of any unauthorized access to our data or our customer data; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) our ability to compete successfully in competitive markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our expectations around future growth; (xv) our various acquisitions of companies and assets and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our Virtual First model with an increasingly distributed workforce; (xvii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xviii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended September 30, 2025. Additional information will be made available in our annual report on Form 10-K for the year ended December 31, 2025 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$636.2	$643.6	$2,521.0	$2,548.2
Cost of revenue(1)(2)	132.1	120.8	500.8	445.1
Gross profit	504.1	522.8	2,020.2	2,103.1
Operating expenses:
Research and development(1)(2)	186.9	243.0	732.0	914.9
Sales and marketing(1)(2)	98.6	128.9	369.9	460.7
General and administrative(1)(2)	60.3	62.9	230.5	241.2
Net (gain) loss on real estate assets(3)	(3.9)	0.1	(1.3)	0.1
Total operating expenses	341.9	434.9	1,331.1	1,616.9
Income from operations	162.2	87.9	689.1	486.2
Interest (expense) income, net	(25.1)	(1.9)	(78.6)	13.9
Other income, net	6.0	6.4	7.1	9.7
Income before income taxes	143.1	92.4	617.6	509.8
(Provision for) benefit from income taxes	(34.4)	10.4	(109.2)	(57.5)
Net income	$108.7	$102.8	$508.4	$452.3
Basic net income per share	$0.43	$0.34	$1.89	$1.42
Diluted net income per share	$0.43	$0.34	$1.86	$1.40
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	250.4	301.5	268.3	318.2
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	254.2	306.8	272.8	323.4

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$5.0	$5.9	$20.6	$22.9
Research and development	54.8	61.3	211.2	247.6
Sales and marketing	4.9	6.3	20.7	23.7
General and administrative	12.7	12.2	48.3	52.3
Total stock-based compensation	$77.4	$85.7	$300.8	$346.5

(2) Includes expenses related to our reduction in workforce in the fourth quarter of 2024, such as severance, benefits and other related items during the quarter ended December 31, 2024 and years ended December 31, 2025 and 2024.
(3) Includes gain or impairment loss related to real estate assets as a result of our Virtual First work model. For the quarter and year ended December 31, 2025, the gain is primarily resulting from a reduction of the liability for unrecoverable common area maintenance costs from sublease activity at our San Francisco, California corporate headquarters.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$891.3	$1,328.3
Short-term investments	146.9	265.9
Trade and other receivables, net	79.1	70.4
Prepaid expenses and other current assets	73.2	73.8
Total current assets	1,190.5	1,738.4
Property and equipment, net	378.4	358.8
Operating lease right-of-use asset	270.7	158.9
Intangible assets, net	33.7	54.9
Goodwill	454.9	442.8
Deferred tax assets	415.7	466.7
Other assets	101.0	104.7
Total assets	$2,844.9	$3,325.2
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$24.3	$36.5
Accrued and other current liabilities	121.7	143.2
Accrued compensation and benefits	111.8	105.2
Operating lease liability	51.3	64.9
Finance lease obligation	144.3	123.3
Convertible senior notes, net, current	695.4	—
Term loan, net, current	15.0	10.0
Deferred revenue	729.7	727.7
Total current liabilities	1,893.5	1,210.8
Operating lease liability, non-current	355.9	250.4
Finance lease obligation, non-current	201.5	203.5
Convertible senior notes, net, non-current	689.9	1,381.6
Term loan, net, non-current	1,433.7	962.9
Other non-current liabilities	67.6	68.4
Total liabilities	4,642.1	4,077.6
Stockholders' deficit:
Additional paid-in-capital	2,012.2	2,404.2
Accumulated deficit	(3,815.1)	(3,146.5)
Accumulated other comprehensive income (loss)	5.7	(10.1)
Total stockholders' deficit	(1,797.2)	(752.4)
Total liabilities and stockholders' deficit	$2,844.9	$3,325.2

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$108.7	$102.8	$508.4	$452.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.7	38.2	157.4	137.3
Stock-based compensation	77.4	85.7	300.8	346.5
Net (gain) loss on real estate assets	(3.9)	0.1	(1.3)	0.1
Amortization of debt issuance costs	2.9	1.4	10.0	4.6
Net (gain) loss on equity investments	—	0.2	(0.7)	0.2
Amortization of deferred commissions	5.7	7.7	25.9	30.3
Non-cash operating lease expense	8.7	8.8	37.6	35.9
Deferred taxes	18.3	(8.6)	51.7	(5.4)
Other	(5.9)	9.0	(11.2)	3.8
Changes in operating assets and liabilities:
Trade and other receivables, net	(4.8)	(2.0)	(6.7)	(2.4)
Prepaid expenses and other current assets	1.8	5.8	(26.2)	(5.4)
Other assets	1.8	3.1	6.9	6.4
Accounts payable	(10.3)	(0.7)	(12.6)	(4.5)
Accrued and other current liabilities	(15.6)	(12.4)	(29.4)	(24.7)
Accrued compensation and benefits	26.6	15.1	5.9	(4.1)
Deferred revenue	(11.3)	(12.3)	2.0	1.5
Other non-current liabilities	5.1	(9.9)	10.1	(6.4)
Operating lease liabilities	(10.5)	(18.2)	(40.8)	(57.0)
Cash paid for lease termination	—	—	(36.0)	(14.9)
Net cash provided by operating activities	235.4	213.8	951.8	894.1
Cash flows from investing activities
Capital expenditures	(10.5)	(3.3)	(21.0)	(22.5)
Purchase of intangible assets	—	—	(0.4)	(0.2)
Business combinations, net of cash acquired	—	—	(13.1)	(57.8)
Purchases of short-term investments	—	—	—	(62.3)
Proceeds from sales of short-term investments	—	77.4	—	241.7
Proceeds from maturities of short-term investments	48.7	30.5	124.8	313.7
Proceeds from sales of equity investments	1.7	—	1.7	—
Cash receipts from equipment rebates	2.9	9.9	17.1	32.3
Other	3.1	(0.7)	2.8	(1.1)
Net cash provided by investing activities	45.9	113.8	111.9	443.8
Cash flows from financing activities
Proceeds from term loan facility	350.0	1,000.0	500.0	1,000.0
Payments of debt issuance costs and loan commitment fees	(4.2)	(50.1)	(21.6)	(50.1)
Principal payments against term loan facility	(3.7)	—	(11.6)	—
Payments for taxes related to net share settlement of restricted stock units and awards	(37.1)	(39.5)	(151.0)	(148.7)
Proceeds from issuance of common stock, net of taxes withheld	—	0.6	0.1	0.9
Principal payments on finance lease obligations	(26.7)	(33.2)	(128.6)	(129.4)
Common stock repurchases	(415.0)	(353.3)	(1,713.9)	(1,241.6)
Payment of acquisition-related indemnification holdback	(4.1)	(0.6)	(4.1)	(17.7)
Net cash (used in) provided by financing activities	(140.8)	523.9	(1,530.7)	(586.6)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1.2	(8.6)	12.4	(5.7)
Change in cash, cash equivalents, and restricted cash	141.7	842.9	(454.6)	745.6
Cash, cash equivalents, and restricted cash - beginning of period	764.2	517.6	1,360.5	614.9
Cash, cash equivalents, and restricted cash - end of period	$905.9	$1,360.5	$905.9	$1,360.5

Supplemental cash flow data:
Property and equipment acquired under finance leases	$34.4	$51.2	$147.3	$171.6

Dropbox, Inc.
Three Months Ended December 31, 2025
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Net gain on real estate assets(1)	Non-GAAP
Cost of revenue	$132.1	$(5.0)	$—	$(5.2)	$—	$121.9
Cost of revenue margin	20.8%	(0.8%)	—%	(0.8%)	—%	19.2%
Gross profit	504.1	5.0	—	5.2	—	514.3
Gross margin	79.2%	0.8%	—%	0.8%	—%	80.8%
Research and development	186.9	(54.8)	(1.2)	—	—	130.9
Research and development margin	29.4%	(8.6%)	(0.2%)	—%	—%	20.6%
Sales and marketing	98.6	(4.9)	—	(0.9)	—	92.8
Sales and marketing margin	15.5%	(0.8%)	—%	(0.1%)	—%	14.6%
General and administrative	60.3	(12.7)	—	—	—	47.6
General and administrative margin	9.5%	(2.0%)	—%	—%	—%	7.5%
Net gain on real estate assets	(3.9)	—	—	—	3.9	—
Net gain on real estate assets margin	(0.6%)	—%	—%	—%	0.6%	—%
Income from operations	$162.2	$77.4	$1.2	$6.1	$(3.9)	$243.0
Operating margin	25.5%	12.2%	0.2%	1.0%	(0.6%)	38.2%

(1) Includes gain on real estate related assets as a result of our Virtual First work model, primarily resulting from a reduction of the liability for unrecoverable common area maintenance costs due to sublease activity at our San Francisco, California corporate headquarters.

Dropbox, Inc.
Three Months Ended December 31, 2024
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Net loss on real estate assets (1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$120.8	$(5.9)	$—	$(3.6)	$—	$(2.4)	$108.9
Cost of revenue margin	18.8%	(0.9%)	—%	(0.6%)	—%	(0.4%)	16.9%
Gross profit	522.8	5.9	—	3.6	—	2.4	534.7
Gross margin	81.2%	0.9%	—%	0.6%	—%	0.4%	83.1%
Research and development	243.0	(61.3)	(9.6)	—	—	(29.7)	142.4
Research and development margin	37.8%	(9.5%)	(1.5%)	—%	—%	(4.6%)	22.1%
Sales and marketing	128.9	(6.3)	—	(3.2)	—	(12.5)	106.9
Sales and marketing margin	20.0%	(1.0%)	—%	(0.5%)	—%	(1.9%)	16.6%
General and administrative	62.9	(12.2)	(0.1)	—	—	(2.6)	48.0
General and administrative margin	9.8%	(1.9%)	—%	—%	—%	(0.4%)	7.5%
Net loss on real estate assets	0.1	—	—	—	(0.1)	—	—
Net loss on real estate assets margin	—%	—%	—%	—%	—%	—%	—%
Income from operations	$87.9	$85.7	$9.7	$6.8	$0.1	$47.2	$237.4
Operating margin	13.7%	13.3%	1.5%	1.1%	—%	7.3%	36.9%

(1) Includes impairment loss related to real estate assets as a result of our Virtual First work model.

(2) Includes expenses related to our reduction in workforce in the fourth quarter of 2024, such as severance, benefits and other related items.

Dropbox, Inc.
Twelve Months Ended December 31, 2025
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Net gain on real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$500.8	$(20.6)	$(1.9)	$(19.8)	$—	$(0.4)	$458.1
Cost of revenue margin	19.9%	(0.8%)	(0.1%)	(0.8%)	—%	—%	18.2%
Gross profit	2,020.2	20.6	1.9	19.8	—	0.4	2,062.9
Gross margin	80.1%	0.8%	0.1%	0.8%	—%	—%	81.8%
Research and development	732.0	(211.2)	(5.3)	—	—	(1.9)	513.6
Research and development margin	29.0%	(8.4%)	(0.2%)	—%	—%	(0.1%)	20.4%
Sales and marketing	369.9	(20.7)	—	(3.8)	—	(0.7)	344.7
Sales and marketing margin	14.7%	(0.8%)	—%	(0.2%)	—%	—%	13.7%
General and administrative	230.5	(48.3)	(0.8)	—	—	(0.7)	180.7
General and administrative margin	9.1%	(1.9%)	—%	—%	—%	—%	7.2%
Net gain on real estate assets	(1.3)	—	—	—	1.3	—	—
Net gain on real estate assets margin	(0.1%)	—%	—%	—%	0.1%	—%	—%
Income from operations	$689.1	$300.8	$8.0	$23.6	$(1.3)	$3.7	$1,023.9
Operating margin	27.3%	11.9%	0.3%	0.9%	(0.1%)	0.1%	40.6%

(1) Includes gain on real estate related assets as a result of our Virtual First work model, primarily resulting from a reduction of the liability for unrecoverable common area maintenance costs due to sublease activity at our San Francisco, California corporate headquarters.

(2) Includes expenses related to our reduction in workforce in the fourth quarter of 2024, such as severance, benefits and other related items.

Dropbox, Inc.
Twelve Months Ended December 31, 2024
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Net loss on real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$445.1	$(22.9)	$—	$(13.1)	$—	$(2.4)	$406.7
Cost of revenue margin	17.5%	(0.9%)	—%	(0.5%)	—%	(0.1%)	16.0%
Gross profit	2,103.1	22.9	—	13.1	—	2.4	2,141.5
Gross margin	82.5%	0.9%	—%	0.5%	—%	0.1%	84.0%
Research and development	914.9	(247.6)	(19.5)	—	—	(29.7)	618.1
Research and development margin	35.9%	(9.7%)	(0.8%)	—%	—%	(1.2%)	24.3%
Sales and marketing	460.7	(23.7)	—	(12.7)	—	(12.5)	411.8
Sales and marketing margin	18.1%	(0.9%)	—%	(0.5%)	—%	(0.5%)	16.2%
General and administrative	241.2	(52.3)	(2.2)	—	—	(2.6)	184.1
General and administrative margin	9.5%	(2.1%)	(0.1%)	—%	—%	(0.1%)	7.2%
Net loss on real estate assets	0.1	—	—	—	(0.1)	—	—
Net loss on real estate assets margin	—%	—%	—%	—%	—%	—%	—%
Income from operations	$486.2	$346.5	$21.7	$25.8	$0.1	$47.2	$927.5
Operating margin	19.1%	13.6%	0.9%	1.0%	—%	1.9%	36.4%

(1) Includes impairment loss related to real estate assets as a result of our Virtual First work model.

(2) Includes expenses related to our reduction in workforce in the fourth quarter of 2024, such as severance, benefits and other related items.

Dropbox, Inc.
Three and Twelve Months Ended December 31, 2025 and 2024
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP net income	$108.7	$102.8	$508.4	$452.3
Stock-based compensation	77.4	85.7	300.8	346.5
Acquisition-related and other expenses	1.2	9.7	8.0	21.7
Amortization of acquired intangible assets	6.1	6.8	23.6	25.8
Net (gain) loss on real estate assets	(3.9)	0.1	(1.3)	0.1
Workforce reduction expense	—	47.2	3.7	47.2
Net (gain) loss on equity investments	—	0.2	(0.7)	0.2
Income tax effects of non-GAAP adjustments	(15.6)	(29.9)	(67.1)	(90.0)
Non-GAAP net income	$173.9	$222.6	$775.4	$803.8
Non-GAAP diluted net income per share	$0.68	$0.73	$2.84	$2.49
Weighted-average shares used to compute Non-GAAP diluted net income per share	254.2	306.8	272.8	323.4

Dropbox, Inc.
Three and Twelve Months Ended December 31, 2025 and 2024
Reconciliation of unlevered free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Unlevered free cash flow reconciliation:
Net cash provided by operating activities	$235.4	$213.8	$951.8	$894.1
Less:
Capital expenditures	(10.5)	(3.3)	(21.0)	(22.5)
Free cash flow	$224.9	$210.5	$930.8	$871.6
Free cash flow margin	35.4%	32.7%	36.9%	34.2%
Plus:
Cash paid for interest on debt, net of the associated tax benefit	25.6	—	84.7	—
Unlevered free cash flow	$250.5	$210.5	$1,015.5	$871.6
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$1.2	$0.3	$1.6	$1.8
Payments related to workforce reduction(2)	$—	$52.0	$13.2	$52.1
Cash paid for lease termination(3)	$—	$—	$36.0	$14.9

(1) Includes payments related to employee holdbacks pertaining to our acquisitions included in cash flows from operating activities. The related expenses are recognized within research and development expenses over the required service periods.

(2) Includes payments made related to our reduction in workforce in the fourth quarter of 2024, such as severance, benefits, and other related items. During the quarter ended December 31, 2024 and years ended December 31, 2025 and 2024, total cash payments included the accrued pro rata amount of annual employee bonus.

(3) Represents payments made for the partial lease termination of our San Francisco, California corporate headquarters during the years ended December 31, 2025 and 2024.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF"), unlevered FCF and non-GAAP diluted net income per share. We also present various margins, all of which are calculated as the applicable non-GAAP financial measure divided by revenue. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition-related and other expenses, which include third-party diligence costs, expenses related to key employee holdback agreements, net (gain) loss on real estate assets, expenses related to our reduction in workforce, net (gain) loss on equity investments and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. Unlevered FCF represents net cash provided by operating activities adjusted for cash paid for capital expenditures and cash paid for interest on indebtedness and is calculated by adding cash paid for interest on debt, net of the associated tax benefit, to FCF. In order to present revenue on a constant currency basis for the quarter ended December 31, 2025, we calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. We calculate constant currency Total ARR growth rates by applying the current period rate to prior period results. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We have also presented revenue and total ARR excluding FormSwift because we significantly reduced our investment at the beginning of 2025 and plan to wind down operations by the end of 2026, which we believe provides a useful view of our ongoing results of operations.

Our management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. Unlevered FCF provides additional information about our liquidity adjusted for the impact of our capital structure. FCF and unlevered FCF are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF and unlevered FCF each have limitations as analytical tools, and neither metric should be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF and unlevered FCF are that they each do not reflect our future contractual commitments, exclude investments made to acquire assets under finance leases, include capital expenditures, and may be calculated differently by other companies in our industry, limiting their respective usefulness as comparative measures.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, unlevered free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to key employee holdback payments related to our various acquisitions, payments related to workforce reduction and cash paid for lease termination. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Peter Stabler
ir@dropbox.com
or
Media:
Maddy Pelton
press@dropbox.com